UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2019

Riviera Resources, Inc.

(Exact name of registrant specified in its charter)

Delaware	333-225927	82-5121920
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 1700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 22, 2019, Riviera Resources, Inc. (“Riviera” or the “Company”), completed the sale of its interest in its remaining properties located in the Hugoton Basin contemplated by the Purchase and Sale Agreement, dated August 28, 2019 (the “Purchase Agreement”), by and between the Riviera Upstream, LLC, Riviera Operating, LLC and Scout Energy Group V, LP (the “Buyer”). Pursuant to the Purchase Agreement, the Company divested all of its collective right, title and interest in and to certain oil and gas properties in the Hugoton Basin, including related assets and contracts, and 100% of the issued and outstanding equity interests of Mayzure, LLC (including the term overriding royalty interest in helium produced from certain oil and natural gas properties in the Hugoton Basin that Riviera contributed to Mayzure, LLC in March 2019), for approximately $295 million in cash (the “Divestiture”). After customary closing adjustments and transaction costs, the Company received net cash proceeds of approximately $283 million.

The purchase price was determined based on arm’s length negotiations. Prior to the Divestiture, there were no material relationships between the Buyer, on the one hand, and the Company or any of its affiliates, directors, officers or any associate of such directors or officers, on the other hand.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 22, 2019, the Company filed a press release announcing the Divestiture and the Dividend (as defined below). A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 8.01	Other Events.

On November 21, 2019, the Board of Directors of the Company declared a one-time cash distribution of $4.25 per share to shareholders (the “Dividend”). The Dividend will be payable to shareholders of record as of the close of business on December 5, 2019 and will be paid on December 12, 2019.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01 is filed as Exhibit 99.2 hereto and is incorporated herein by reference. The unaudited pro forma consolidated and combined balance sheet as of September 30, 2019, has been prepared as if the Divestiture occurred on that date. The unaudited pro forma consolidated and combined statements of operations for the year ended December 31, 2018, and the nine months ended September 30, 2019, have been prepared as if the Divestiture occurred on January 1, 2018.

(d) Exhibits.

Exhibit Number	Description

2.1

Purchase and Sale Agreement, dated August 28, 2019, by and between Riviera Upstream, LLC and Riviera Operating, LLC, as seller, and Scout Energy Group V LP, as buyer (incorporated by reference to Exhibit 10.1 to Riviera’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 7, 2019).

99.1	Press release date November 22, 2019.

99.2

Unaudited pro forma consolidated and combined balance sheet as of September 30, 2019, and unaudited pro forma consolidated and combined statements of operations for the year ended December 31, 2018, and the nine months ended September 30, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2019	RIVIERA RESOURCES, INC.

	By:	/s/ David B. Rottino
	Name:	David B. Rottino
	Title:	President and Chief Executive Officer